Exhibit 99.01
FOR IMMEDIATE RELEASE

Cloudera and Carl C. Icahn Announce Agreement
Cloudera to Add Two Representatives to the Board
Parties Implement Standstill Agreement
PALO ALTO, Calif., August 12, 2019—Cloudera, Inc. (NYSE: CLDR) (the “Company” or “Cloudera”), the enterprise data cloud company, today announced that it has reached a voting and standstill agreement (the “Agreement”) with Carl C. Icahn and certain of his affiliated entities (collectively, the “Icahn Group”) regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”) and its committees. Based on the Icahn Group’s Schedule 13D filings, the Company believes the Icahn Group beneficially owns 50,343,460 shares, representing approximately 18.36% of the Company’s outstanding common stock.
Under the terms of the Agreement, Cloudera has agreed to appoint Nicholas Graziano and Jesse A. Lynn (the “Icahn Directors”), both of whom are employees of Icahn Enterprises L.P., to the Company’s Board of Directors, effective immediately. Cloudera, which has a classified Board, will appoint Messrs.  Graziano and Lynn as Class I directors whose terms expire at the Company’s 2021 annual meeting. Cloudera will also expand the size of its Board of Directors to 10, and has agreed to limit the size of its Board to 10 for the term of the Agreement, though the Company is permitted to increase the size of the Board to 11 to add the Company’s new Chief Executive Officer to the Board upon his or her hiring. Cloudera has also agreed to appoint Mr. Graziano to the Mergers & Acquisitions Committee of the Board and Mr. Lynn to the CEO Search Committee of the Board.
Under the terms of the Agreement, the Icahn Group has agreed not to nominate any directors at the Company’s 2020 annual meeting of stockholders, to vote all shares of the Company’s common stock beneficially owned by the Icahn Group in favor of the Company’s director nominees, and vote in favor of the Board’s recommendation to ratify the appointment of the Company’s independent auditor at the annual meeting of stockholders in 2020. The Icahn Group will also limit its beneficial ownership of Cloudera securities to 20% of outstanding common stock and abide by customary standstill provisions and voting commitments, effective as of the date of the Agreement through the later of (x) the date that is 30 days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders and (y) the date 30 days following the date that no Icahn Director is on the Board and the Icahn Group has no right to designate a replacement director.
The Agreement includes other customary provisions. Additional details about the Agreement as well as today’s announcement will be contained in a Form 8-K filed by Cloudera with the U.S. Securities and Exchange Commission on August 12, 2019.
“We are happy to have reached this agreement with Mr. Icahn and welcome Mr. Graziano and Mr. Lynn as members of our Board of Directors,” said Martin Cole, Chairman of the Board and interim Chief Executive Officer of Cloudera. “Since the disclosure of his stake in Cloudera, we have been engaged in very constructive conversations with Carl and his colleagues. Based on the strength of our product portfolio, our impressive enterprise customer base, and the potential of our forthcoming new Cloudera Data Platform, Carl has indicated that he believes Cloudera is undervalued -- and we fully agree. Together with our new directors, the Board will continue to oversee the execution of Cloudera’s strategic plan and drive value for stockholders.”
“Our discussions with the Cloudera Board have been very positive,” said Mr. Icahn. “We see in Cloudera a company with many opportunities to increase value for all stockholders and we look forward to having a voice in the boardroom to do so.”
Morgan Stanley is acting as financial advisor to Cloudera, and Fenwick & West LLP is legal advisor to Cloudera.

About Nicholas Graziano
Nicholas Graziano has served as Portfolio Manager of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has been a director of: Conduent Incorporated, a provider of business process outsourcing services, since May 2018; Herc Holdings Inc., an international provider of equipment rental and services, since May 2018; Xerox Corporation, a provider of document management solutions, since May 2018; and Herbalife Nutrition Ltd., a nutrition company, since April 2018. Carl C. Icahn has non−controlling interests in each of Conduent, Herc, Xerox and Herbalife through the ownership of securities. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Sandell Asset Management had non−controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.
About Jesse A. Lynn
Jesse A. Lynn has been General Counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion, since 2014. From 2004 to 2014, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 until 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn has been a director of Herbalife Nutrition Ltd., a nutrition company, since 2014, and Conduent Incorporated, a provider of business process outsourcing services, since April 2019. Mr. Lynn was previously a director of The Manitowoc Company, Inc., a capital goods manufacturer, from 2015 to 2018. Mr. Lynn has been a board observer at each of Xerox Corporation, a provider of document management solutions, since May 2018 and SandRidge Energy, Inc., an oil and natural gas company, since June 2018. Carl C. Icahn has or previously had non−controlling interests in each of Conduent, Herbalife, Manitowoc, SandRidge and Xerox through the ownership of securities. Mr. Lynn received a B.A. from the University of Michigan and a J.D. from the Boston University School of Law.
About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world's largest enterprises. Learn more at cloudera.com.
Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.
Cautionary Statements Regarding Forward-Looking Information
This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “seek,” “could,” “estimate,” “judgment,” “targeting,” “should,” “anticipate,” “goal” and variations of these words and similar expressions, are also intended to identify forward-looking statements. These statements are based on the current expectations or beliefs of management of Cloudera, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the businesses of Cloudera. More detailed information about these factors may be found in filings made by Cloudera with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Cloudera is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts
Press Contacts:
Rhodes Klement
Cloudera
press@cloudera.com
+1 (888) 789 1488
John Christiansen / David Isaacs
Sard Verbinnen & Co
+1 (415) 618 8750
Cloudera-SVC@sardverb.com
Investor Relations Contact:
Kevin Cook
Cloudera
Investor-relations@cloudera.com
+1 (650) 644 3900